Exhibit 99.1

Halozyme Contact	Investor Relations Contacts
David A. Ramsay	Zachary Bryant
Chief Financial Officer	Lippert/Heilshorn & Associates
(858) 794-8889	(310) 691-7100
dramsay@halozyme.com	zbryant@lhai.com

Media Contacts
Kathy Sweeney / Joleen Schultz
Mentus
(858) 455-5500, x230/x215
kwitz@mentus.com
jschultz@mentus.com
HALOZYME THERAPEUTICS CALLS SECOND TRANCHE OF WARRANTS
FROM JANUARY 2004 FINANCING
SAN DIEGO, August 9, 2006 — Halozyme Therapeutics, Inc. (AMEX: HTI), a biopharmaceutical company developing and commercializing recombinant human enzymes, today announced that it has sent notices of redemption to warrant holders covering approximately 1.9 million shares of its common stock. For 30 days following the notice, those warrant holders may exercise their warrants for $1.75 per share. If all affected warrants are exercised, the company would receive gross proceeds of approximately $3.3 million. After 30 days, Halozyme may purchase any of the affected warrants that are not exercised for $0.01 per share.
Halozyme’s offer and sale of the shares issuable upon exercise of these warrants have not been registered under the Securities Act of 1933 or any state securities law. Shares issuable upon exercise of these warrants may not be sold in the United States unless they are registered or an exemption from registration is available. In that regard, the Company noted that the shares issuable upon exercise of the warrants (including the warrants called for redemption) have been registered with the Securities and Exchange Commission.
You may obtain copies of the prospectus contained in that registration statement from:
David A. Ramsay
Vice President, Chief Financial Officer
Halozyme Therapeutics, Inc.
11588 Sorrento Valley Road, Suite 17
San Diego, CA 92121
This notice shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
About Halozyme Therapeutics, Inc.
Halozyme is a biopharmaceutical company developing and commercializing recombinant human enzymes for the drug delivery, palliative care, oncology, and infertility markets. The company’s portfolio of products is based on intellectual property covering the family of human enzymes known as hyaluronidases. Halozyme’s recombinant human enzymes may replace current animal slaughterhouse-derived extracts that carry potential risks of animal pathogen transmission and immunogenicity. The company has received FDA approval for two products: Cumulase®, the first and only recombinant human hyaluronidase for cumulus removal in the IVF process; and Hylenex for use as an adjuvant to increase the absorption and dispersion of other injected drugs. The versatility of the first enzyme, rHuPH20, enables Halozyme to develop the product as a medical device, drug enhancement agent, and therapeutic drug.
Safe Harbor Statement
In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the gross proceeds the Company would receive if all the affected warrants were exercised) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are also identified through use of the words “believe,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including regulatory approval requirements and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the company’s reports on Forms 10-KSB, 10-Q and other filings with the Securities and Exchange Commission.
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